AMENDMENT

 TO

 PROMISSORY NOTE

This Amendment to the Promissory Note (“Amendment”), by and between NU-MED PLUS, INC., a Utah corporation (the “Company”) and Smith Corporate Services, Inc. (“SCS”) and dated September 27, 2013, is entered into on this 5th day of December 2013, on the following terms and conditions:

PREMISES:

A.

On September 27, 2013, the Company entered in a promissory note with SCS for $136,600 which consolidated prior loans and advances from SCS to the Company (the “Note”).

B.

Upon review of the advancements and with the Company not requiring an additional advancement of $6,500 from SCS, the Company determined the principal value of the Note had been overstated by $6,500 and the Note should have been for $130,100 instead of $136,600.

B.

SCS agrees with the numbers provided by the Company that the total loan was $130,100 since the final advancement or loan from SCS of $6,500 was not required.  Accordingly, the parties want to enter into this Amendment to reflect the actual face value of the Note and the fact the final advancement was not made.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1)   Principal Amount. The principal amount of the Note shall be one hundred thirty thousand one hundred dollars ($130,100) instead of the previously listed one hundred thirty six thousand six hundred dollars ($136,600).

2)   Other Inconsistent Provisions Hereby Amended.   Any other provisions of the Agreement  which are inconsistent with the terms of this Amendment described above, shall be deemed to be amended consistent therewith.  All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3)

Ratification.

Except as expressly amended hereby, the terms of the Note are hereby ratified and approved as originally written.

4)     Counterparts.   This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Capitalized terms not otherwise defined herein have the meanings given to such terms in the above referenced Note.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

NU-MED PLUS, INC.

By: /s/Jeffrey L. Robins

      Name: Jeffrey L. Robins

      Title: President

Smith Corporate Services, Inc.

By: /s/ Karl Smith

     A Duly Authorized Officer